UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

NN, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39268	62-1096725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6210 Ardrey Kell Road, Suite 120
Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

(980) 264-4300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01	NNBR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 16, 2026, NN, Inc., a Delaware corporation (the “Company”), entered into a cooperation agreement (the “Cooperation Agreement”) with Legion Partners Asset Management, LLC and certain of its affiliates (collectively, the “Legion Parties”).

Pursuant to the Cooperation Agreement, the Company increased the size of its board of directors (the “Board”) from seven to eight directors and appointed Raymond T. White to fill the newly created directorship and to serve as a member of the Strategic Committee of the Board (the “Strategic Committee”). Mr. White will serve as a director until the Company’s 2026 annual meeting of stockholders, at which time he is expected to stand for election by the Company’s stockholders and the Board will recommend that the Company’s stockholders vote in favor of his election. Pursuant to the Cooperation Agreement, the Company has also agreed to nominate Mr. White at each annual meeting of the Company’s stockholders held prior to the expiration of the Standstill Period (as defined below).

Pursuant to the Cooperation Agreement, the Legion Parties have agreed to abide by certain customary standstill restrictions, voting commitments, and other provisions, such as a mutual non-disparagement provision, which remain in effect until the earlier of (i) the date that is 30 days prior to the director nomination deadline for the Company’s 2028 annual meeting of stockholders and (ii) the date that is 120 days prior to the first anniversary of the Company’s 2027 annual meeting of stockholders (the “Standstill Period”).

The Cooperation Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information set forth in Item 1.01 is incorporated by reference into this Item 5.02.

As described in Item 1.01, pursuant to the Cooperation Agreement, effective January 16, 2026, the size of the Board was increased from seven to eight directors, and Mr. White has been appointed to the Board and will serve as a member of the Strategic Committee. The Board determined that Mr. White is independent within the meaning of the applicable Nasdaq Stock Market listing standards and the Company’s independence standards.

Mr. White will be compensated on the same basis as all other non-management directors of the Company, as described under “Compensation of Directors” in the Company’s proxy statement for its 2025 annual meeting of stockholders, filed with the Securities and Exchange Commission on March 31, 2025.

No family relationships exist between Mr. White and any of the Company’s other directors or executive officers. Other than as described under Item 1.01, there are no arrangements or understandings pursuant to which Mr. White was appointed as a director of the Company, and there are no related party transactions between the Company and Mr. White reportable under Item 404(a) of Regulation S-K. Mr. White will enter into an indemnification agreement with the Company, in the form previously entered into by the Company with its current directors, a copy of which was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

ITEM 7.01	REGULATION FD DISCLOSURE.

On January 20, 2026, the Company issued a press release announcing the Company’s entry into the Cooperation Agreement and the appointment of Mr. White. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information, including the press release, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement, dated January 16, 2026, by and among NN, Inc., Legion Partners Asset Management, LLC, and the other persons and entities listed therein.
99.1	Press release issued by NN, Inc., dated January 20, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 20, 2026

NN, INC.

By:	/s/ Christopher H. Bohnert
Name:	Christopher H. Bohnert
Title:	Senior Vice President and Chief Financial Officer